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Exhibit 99.1

Agreement Regarding Disclosure of Long-Term Debt Instruments

        In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed ten percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.

AIMCO Properties, L.P.
By:	AIMCO-GP, Inc., its general partner

By:	/s/ PAUL J. MCAULIFFE Paul J. McAuliffe Executive Vice President and Chief Financial Officer

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  Exhibit 99.1
Agreement Regarding Disclosure of Long-Term Debt Instruments